                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               January 21, 2000
                                Date of Report
                       (Date of Earliest Event Reported)

                          NEXTPATH TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

                           114 South Churton Street
                                   Suite 101
                           Hillsborough, N.C. 27278
                   (Address of principal executive offices)

                                 919/644-0600
                              919/644-1115 (fax)
             (Registrant's telephone number, including area code)

                                NOT APPLICABLE
        (Former name and former address, if changed since last report)

 Nevada                        000-26425                  84-1402416
 (State or other             (Commission                  (I.R.S. Employer
 jurisdiction of             File Number)                 Identification No.)
 incorporation)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On January 21, 2000, NextPath closed its acquisition of Essentia Water, Inc., a Washington water bottling company ("Essentia/Washington"). It was accomplished through a forward triangular merger by which Essentia/Washington merged into Essentia Water, Inc., a Delaware corporation wholly owned by NextPath ("Essentia"). The surviving corporation is Essentia.

Kenneth L. Uptain, founder, sole shareholder, and former Chief Executive Officer of Essentia/Washington, has executed a consulting agreement with Essentia to continue as Chief Executive Officer. The remaining management and employee team of Essentia/Washington are now those of Essentia/Delaware. The principal place of business of Essentia will remain in Woodinville.

The merger consideration paid by NextPath to Mr. Uptain consisted of $8,000,000 worth of NextPath restricted common stock with piggy-back registration rights (612,225 shares), including 26,435 shares of NextPath stock that are being set aside for vested stock options that are being assumed by NextPath. The value of the shares was based upon the average of bid and ask closing prices of NextPath's common stock on the OTCBB over the thirty trading days beginning December 3, 1999 and ending January 14, 2000, less a discount of thirty percent reflecting the restricted nature of the stock. VentureNow!, Inc. acted as financial advisor to Essentia/Washington in the transaction.

Essentia is engaged in the business of developing, manufacturing, packaging, and marketing bottled alkaline and electrolyte enhanced premium water products with health and hydration benefits. Essentia Water is initially pre-filtered and purified using reverse osmosis and ozonation to achieve 99.9% purity. A bio-available electrolyte formulation of bicarbonate, magnesium, potassium, sodium and calcium is added and the water is then processed using Essentia's ionic separation technology to increase its alkalinity to assist in balancing the acidic nature of American diets and to aid in producing a smooth taste.

Bottled in 20 oz., 1.0 liter and 1.5 liter recyclable plastic bottles, Essentia water is distributed through natural/health food and retail grocery channels (natural sets only) throughout the United States. In addition to manufacturing bottled water products under its own name, Essentia bottles under private labels such as Wild Water(TM) for Wild Oats Community Markets, the second largest national chain of health food stores; BonH2O(TM) for The Bon Marche, a flagship brand of Federated Department Stores, and Petsmart.

Essentia's products have been featured in such well known magazines as U.S. News & World Report (November, 1997), Men's Health and Fitness (October, 1997), Country Living's Healthy Living (May, 1998), and Beverage Industry and Natural Home (May, 1999). The company plans to gain even broader national presence in selected retail, health food, mass merchandiser and food service locations.

More information on Essentia can be found at www.essentiawater.com.

A press release regarding NextPath's acquisition of Essentia/Washington was issued by NextPath on January 24, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

No financial statements are filed with this report, but they will be filed within 60 days after the date that the initial Form 8-K must be filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEXTPATH TECHNOLOGIES, INC.


                                            By _________________________________
                                               James R. Ladd, President

Date:  February 2, 2000